AMENDED AND RESTATED BYLAWS

OF

Causeway Capital Management Trust,

a Delaware Statutory Trust

Effective February 6, 2017

i

ii

BYLAWS

OF

Causeway Capital Management Trust,

a Delaware Statutory Trust

Capitalized terms not specifically defined herein

shall have the meanings ascribed to them in the Trust’s

Declaration of Trust

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Causeway Capital Management Trust (the “Trust”) shall be in the State of Delaware at the location that the Trustees may from time to time determine, in accordance with Article II hereof.

Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

TRUSTEES

Section 1. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware.

Section 2. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

Section 3. Notice of Meetings. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee at least twenty-four (24) hours in advance of the meeting or in person at another meeting of the Trustees in accordance with Article V hereof, with the exception that if notice is provided by mail such written notice will be mailed at least seventy-two hours in advance of the meeting.

Section 4. Quorum. At all meetings of the Trustees, a majority of the Trustees then in office shall constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Action Without Meeting. Unless otherwise restricted by the Declaration of Trust or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting by unanimous written consent of the Trustees or committee members (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) and the writing or writings are filed with the minutes of proceedings of the Board or committee. For purposes of this Section 5, a consent of a Trustee evidenced by an electronic transmission without manual signature, including without limitation email, shall constitute sufficient written consent.

Section 6. Designation, Powers, and Name of Committees. The Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees.

Section 7. Minutes of Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

Section 8. Force Majeure. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, if a quorum of the Board of Trustees cannot readily be obtained due to an emergency resulting from a natural or man-made catastrophe, including, but not limited to fires, explosions, earthquakes, floods, drought or radioactivity or other dangerous conditions due to uncontained nuclear material or hazardous waste; actual or threatened war, terrorism, civil disorder or labor strikes; power outages (from cybersecurity events or otherwise); or other similar emergency conditions (a “Force Majeure Event”), for so long as such Force Majeure Event exists the act of the President or the Chairman of the Board shall be the act of the Trustees, subject to the requirements of the Investment Company Act of 1940, as amended (“1940 Act”).

ARTICLE III

OFFICERS

Section 1. General Provisions. (a) Executive Officers. The initial executive officers of the Trust shall be elected by the Board of Trustees as soon as practicable after the organization of the Trust. The executive officers shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents and may hire employees and retain advisers and experts necessary to carry out their duties, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy which may occur in any office. Two or more offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

(b) Other Officers and Agents. The Vice Presidents shall have and exercise such powers and duties of the President in the President’s absence or in the event that the President is unable to act, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the President. In the absence of the President or if he or she is unable to act, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve upon the Vice Presidents. The Board of Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.

Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering notice to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3. President. The President shall be the chief executive officer of the Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the President shall, if present, preside at all meetings of the shareholders and the Board of Trustees.

Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and the Board of Trustees, if the Chairman of the Board is present. The Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the President.

Section 5. Secretary. The Secretary (a) shall have custody of the seal of the Trust; (b) shall keep or cause to be kept the minutes of the meetings of the shareholders, the Board of Trustees, and any committees of Trustees among the Trust’s records; and (c) may issue or caused to be issued all notices of the Trust. The Secretary shall have charge of the shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees. The Secretary shall also keep or cause to be kept a shareholder book at the principal office of the Trust or the office of the Trust’s transfer agent.

Section 6. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

Section 7. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act) and the rules and regulations of the Securities and Exchange Commission (“Commission”) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into his or her hands.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 1. Purpose. All meetings of the shareholders for the election of Trustees shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, pursuant to such voting procedures and through such systems and/or means as are authorized by the Trustees or one or more executive officers of the Trust. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 2. Nominations of Trustees. Nominations of individuals for election to the Board of Trustees shall be made by the Board of Trustees or a nominating committee of the Board of Trustees, if one has been established (the “Nominating Committee”). Any shareholder of the Trust may submit names of individuals to be considered by the Nominating Committee or the Board of Trustees, as applicable, provided, however, (i) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Nominating Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

Section 3. Election of Trustees. All meetings of shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

Section 4. Notice of Meetings. Written notice of any meeting stating the place, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) days before the date of the meeting in accordance with Article V hereof.

Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Declaration of Trust, may be called by the Trustees or by the President of the Trust pursuant to the terms of Article II of these Bylaws; provided, however, that the Trustees shall promptly call a meeting of the shareholders solely for the purpose of removing one or more Trustees, when requested in writing so to do by the record holders of not less than ten (10) percent of the outstanding shares of the Trust.

Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

Section 7. Conduct of Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 8. Quorum. The holders of one-third of the shares of beneficial interests that are issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by applicable law or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the vote of the holders of a majority of shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If adjournment is for more than one hundred and twenty (120) days from the date set for the original meeting or if a new record date is fixed for the adjourned meeting, notice of any such rescheduled meeting shall be given to shareholders of record entitled to vote at such meeting in accordance with applicable notice provisions of these Bylaws.

Section 9. Organization of Meetings.

(a) The Chairman of the Board of Trustees shall preside at each meeting of shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by the President, or if the President shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the President shall so act or the meeting shall elect a secretary for the meeting.

(b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Voting Standard. When a quorum is present at any meeting, the vote of the holders of a majority of the shares cast shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Declaration of Trust, these Bylaws, or applicable contract, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 11. Voting Procedure. Each whole share shall be entitled to one vote, and each fractional share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of the shareholders, all shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the shareholders of such Portfolios (or Classes) shall be entitled to vote thereon.

Section 12. Action Without Meeting. Unless otherwise provided in the Declaration of Trust or applicable law, any action required to be taken at any meeting of shareholders of the Trust, or any action which may be taken at any meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE V

NOTICES

Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, notice is required to be given to any Trustee or shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail or electronic communication addressed to such Trustee or shareholder, at his or her address as it appears on the records of the Trust, with any charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or otherwise transmitted. Notice to Trustees or members of a committee may also be given by telegram, via overnight courier or by means of electronic communication. If sent by means of electronic communication, notice to a Trustee or member of a committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company, and if sent via overnight courier, notice to a Trustee or member of a committee shall be deemed to be given when delivered against a receipt therefor. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Trust shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or his or her attorney thereunto authorized, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice need not be given to: (i) any person or persons who attends a meeting without objecting to the lack of notice; (ii) any shareholder who shall have failed to inform the Trust or its transfer agent of his or her current address; or (iii) any shareholder not entitled to notice under the 1940 Act.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 1. Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the shareholders of each Portfolio and Class, the number of shares of that Portfolio and Class thereof held by them respectively and a record of all transfers thereof. As to shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him or her as herein provided, until he or she has given his or her address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. The Trustees shall have no obligation to, but in their discretion may, authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, whether in the name of a shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of shares for all purposes, including transfer, assignment or sale of such shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2. Transfer Agents, Registrars and Other Agents. As provided in the Declaration of Trust, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

Section 3. Transfer of Shares. The Trustees shall make such rules as they consider appropriate for the transfer of shares and similar matters.

Section 4. Fixing Record Date. In order that the Trustees may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of beneficial interests, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by shareholder consent in writing without a meeting, nor more than ninety (90) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting. In order that the Trustees may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, the Board of Trustees may fix a record date, or ratify a record date fixed by the officers, for such purposes.

Section 5. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends and Other Distributions. The Trustees may from time to time declare and pay, or ratify the declaration and payment of, dividends and make or ratify other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or other distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

Section 2. Redemptions. Any holder of record of shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his or her shares, or any portion thereof, subject to the terms and conditions set forth in the registration statement in effect from time to time. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining shareholders of the Portfolio or Class thereof for which the shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any person in transferring securities selected for delivery as all or part of any payment in kind.

The Trustees may, at their option, and at any time, have the right to redeem shares of any shareholder of a particular Portfolio or Class thereof in accordance with Section 2 of this Article VII. The Trustees may refuse to transfer or issue shares to any person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed.

If, at any time when a request for transfer or redemption of shares of any Portfolio is received by the Trust or its agent, the value of the shares of such Portfolio in a shareholder’s account is less than Five Hundred Dollars ($500.00), after giving effect to such transfer or redemption, the Trust may, at any time following such transfer or redemption and upon giving thirty (30) days’ notice to the Shareholder, cause the remaining shares of such Portfolio in such shareholder’s account to be redeemed at net asset value in accordance with such procedures set forth above.

Section 3. Indemnification. Every person who is, or has been, a Trustee or officer or employee of the Trust (“Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by the Delaware Statutory Trust Act, these Bylaws and other applicable law.

Section 4. Advance Payments of Indemnifiable Expenses. To the maximum extent permitted by the Delaware Statutory Trust Act and other applicable law, the Trust or applicable Portfolio may advance to a Covered Person, in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding, expenses for which the Covered Person would ultimately be entitled to indemnification; provided that the Trust or applicable Portfolio has received an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Portfolio if it is ultimately determined that he or she is not entitled to indemnification for such expenses, and further provided that (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust nor parties to the matter, or independent legal counsel to the Trust in a written opinion shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification for such expenses.

Section 5. Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Act or the Declaration of Trust or these Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust or a Portfolio or Class thereof shall be (i) deemed to have notice of and consented to the provisions of this Section 5 of Article VII of these Bylaws, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 5 of Article VII of these Bylaws.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 5 of Article VII of these Bylaws (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Section 6. Seal. The business seal shall have inscribed thereon the name of the Trust, the year of its organization and the words “Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the corporate seal of the Trust to any document requiring the same.

Section 7. Severability. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

Section 8. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered or repealed at any regular or special meeting of the Board of Trustees without prior notice. The Trustees shall in no event adopt ByLaws which are in conflict with the Declaration of Trust, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration of Trust. These Bylaws may also be altered or repealed at any meeting of the shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.

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